Exhibit 99.1

Union Pacific Corporation Announces New Share Repurchase

Authorization and Declares Fourth Quarter Dividend

FOR IMMEDIATE RELEASE

OMAHA, Neb., November 21, 2013 – Union Pacific Corporation (NYSE: UNP) announced that its Board of Directors today approved the early renewal of its share repurchase program, authorizing the repurchase of up to 60 million common shares by December 31, 2017. This new authorization is effective January 1, 2014 and replaces the current authorization, which will now expire on December 31, 2013, three months earlier than its original expiration date. The new four year authorization allows for the repurchase of another 13 percent of current outstanding shares.

In addition, the Board has declared a quarterly dividend of 79 cents per share on the Company’s common stock, payable January 2, 2014, to shareholders of record as of December 3, 2013. Union Pacific has paid dividends on its common stock for 114 consecutive years.

“This new share repurchase authorization demonstrates Union Pacific’s continued long-term commitment to increasing shareholder value, while maintaining our strong, investment grade credit ratings,” said Rob Knight, Union Pacific chief financial officer. “Since the inception of our current authorization program in April 2011, the growing profitability of the franchise has allowed us to increase our declared dividend over two-fold and return more than $4 billion to shareholders through our repurchase program. We have confidence in our continued ability to earn reinvestible returns on our diverse franchise opportunities. We expect to generate strong cash from operations to support our strategic growth capital investments, maintain a strong balance sheet, and reward shareholders with increasing returns.”

Since announcing its initial program in January 2007, the Company has repurchased approximately 19 percent of its outstanding shares at a total cost of nearly $8.6 billion, with an average purchase price of $84.50 per share.

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The timing and volume of share repurchases may be executed at the discretion of management on an opportunistic basis, or pursuant to trading plans or other arrangements. Any share repurchase under this program may be made in the open market, in privately negotiated transactions, or otherwise.

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad links 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2012, Union Pacific invested $18 billion in its network and operations to support America’s transportation infrastructure, including a record $3.7 billion in 2012. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Tom Lange, (402) 544-3560.

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This press release contains statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to its ability to pay dividends, repurchase its stock, generate reinvestible returns, cash from operations, and provide returns to shareholders. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2012, which was filed with the SEC on February 8, 2013. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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